Exhibit 99.77O

REPORTABLE TRANSACTIONS
Rule 10f-3 - Restricted Underwriting Transactions

Record of Securities Purchased Under the Rule 10f-3 Procedures

1. Name of Purchasing Portfolio: Domini Social Bond Fund
2. Issuer: Morgan Stanley 5.00 11/24/25, cusip 6174467X1
3. Date of Purchase: 11/19/2013
4. Underwriter from whom purchased: Morgan Stanley
5. Name of Affiliated Underwriter (as defined in the Rule 10f-3 procedures) managing or participating in syndicate (attach list of all members of syndicated):

a.	Name of Affiliated Broker Dealer managing or participating in syndicate: SunTrust Robinson Humphrey

b.	Name of all members of the syndicate:
Morgan Stanley, Mitsubishi, ANZ Securities, Banca IMI, Barclays Capital, Blaylock Robert Van, BMO Capital Markets, BNY Mellon Capital, Capital One, Credit Argricole, Drexel Hamilton, Fifth Third, KeyBanc, Lebenthal & Co., Lloyds Securities, nabSecurities, RBS Securities, Regions, Santander Investment, SG Americas, SunTrust Robinson Humphrey, TD Securities, and US Bancorp.
6. Aggregate principal amount of purchase: $35,000,000
7. Aggregate principal amount of offering: $2,000,000,000
8. Purchase price (Net of fees and expenses): $99.545
9. Date offering commenced: 11/19/2013
10. Commission, spread or profit: 0.45%

11. Have the following conditions been satisfied:

a. The securities are a part of an issue registered under the Securities Act of 1933, which is being offered to the public, or are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934 or is part of an "Eligible Foreign Offering" as defined in the Rule or an "Eligible Rule 144A Offering" as defined in the Rule.

Yes

b. The purchase was made prior to the end of the first day on which any sales were made at no more than the price paid by each other purchaser of securities in that offering or any concurrent offering or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

Yes

REPORTABLE TRANSACTIONS
Rule 10f-3 - Restricted Underwriting Transactions - continued

c. The underwriting was a firm commitment underwriting.

Yes

d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

Yes

e. In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation of not less than three years (including the operations of predecessors), or in respect of any municipal securities, the issue of such securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including the operations of any predecessors), it has received one of the three highest ratings from at least one such rating service.

Yes

f. The amount of such securities purchased by all of the investment companies advised by the Adviser did not exceed 25% of any such class or, in the case of an Eligible Rule 144A Offering, 25% of the total of the principal amount of any class sold to Qualified Institutional Buyers plus the principal amount of such class in any concurrent public offering

Yes

g. No Affiliated Underwriter was a direct or indirect participant or benefited directly or indirectly from the purchase or, in the case of Eligible Municipal Securities, the purchase was not designated as a group transaction.

Yes

Approval Date:  November 19, 2014

Board of Trustees Review Date: January 24, 2014

REPORTABLE TRANSACTIONS
Rule 10f-3 - Restricted Underwriting Transactions

Record of Securities Purchased Under the Rule 10f-3 Procedures

1. Name of Purchasing Portfolio: Domini Social Bond Fund
2. Issuer: Morgan Stanley 2.50 01/24/19, cusip 61746BDM5
3. Date of Purchase: 01/21/2014
4. Underwriter from whom purchased: Morgan Stanley
5. Name of Affiliated Underwriter (as defined in the Rule 10f-3 procedures) managing or participating in syndicate (attach list of all members of syndicated):

a.	Name of Affiliated Broker Dealer managing or participating in syndicate: SunTrust Robinson Humphrey

b.	Name of all members of the syndicate:
Morgan Stanley, ABN Amro, ANZ Securities, Banca IMI, BBVA securities, BMO Capital Markets, BNY Mellon Capital, Cabrera Capital Markets, Capital One Southcoast, Fifth Third, KBS Securities, KeyBanc, Lloyds Secutities, Mischler Financial, Mitsubishi UFJ, nabSecurities LLC, Natixis Securities, RBS Capital markets, Santander Inv, Soctia Capital, SG Americas, SunTrust Robinson Humphrey, TD Securities, and US Bancorp.
6. Aggregate principal amount of purchase: $25,000,000
7. Aggregate principal amount of offering: $2,000,000,000
8. Purchase price (Net of fees and expenses): $99.632
9. Date offering commenced: 01/21/2014
10. Commission, spread or profit: 0.35%

11. Have the following conditions been satisfied:

a. The securities are a part of an issue registered under the Securities Act of 1933, which is being offered to the public, or are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934 or is part of an "Eligible Foreign Offering" as defined in the Rule or an "Eligible Rule 144A Offering" as defined in the Rule.

Yes

b. The purchase was made prior to the end of the first day on which any sales were made at no more than the price paid by each other purchaser of securities in that offering or any concurrent offering or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

Yes

REPORTABLE TRANSACTIONS
Rule 10f-3 - Restricted Underwriting Transactions - continued

c. The underwriting was a firm commitment underwriting.

Yes

d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

Yes

e. In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation of not less than three years (including the operations of predecessors), or in respect of any municipal securities, the issue of such securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including the operations of any predecessors), it has received one of the three highest ratings from at least one such rating service.

Yes

f. The amount of such securities purchased by all of the investment companies advised by the Adviser did not exceed 25% of any such class or, in the case of an Eligible Rule 144A Offering, 25% of the total of the principal amount of any class sold to Qualified Institutional Buyers plus the principal amount of such class in any concurrent public offering

Yes

g. No Affiliated Underwriter was a direct or indirect participant or benefited directly or indirectly from the purchase or, in the case of Eligible Municipal Securities, the purchase was not designated as a group transaction.

Yes

Approval Date:  January 21, 2014

Board of Trustees Review Date:  To be reviewed by the Trustees at the regularly scheduled Board meeting on April 25, 2014.